Exhibit 99.1

Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Reports Second Quarter 2026 Financial Results, Increases Quarterly Cash Dividend

HUDSON, MA; July 23, 2026 – Avidia Bancorp, Inc. (the “Company”) (NYSE: “AVBC”), the holding company of Avidia Bank, today reported second quarter 2026 net income of $7.2 million, or $0.39 per share, compared to first quarter 2026 net income of $6.0 million, or $0.32 per share.

The Company also announced a 20% increase in its quarterly cash dividend to $0.06 per share from $0.05 per share, payable on or about August 27, 2026, to stockholders of record as of the close of business on August 18, 2026.

CEO Robert Cozzone stated, “Earnings growth of 20% quarter-over-quarter reflected increases in most categories of fee income. Our process improvement strategies contributed to better efficiency, and we achieved a 1.04% return on assets. We joined the Russell 2000 stock index on June 26, which deepens the market for our stock.”

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS(comparisons are to prior quarter)

•
Net interest margin increased by 3 basis points to 3.64%.
•
Return on assets increased by 18 basis points to 1.04%.
•
Return on equity increased by 107 basis points to 7.43%.
•
Efficiency ratio improved to 65.3% from 67.2%.
•
Book value per share and tangible book value per share (non-GAAP) increased to $19.40 and $18.81, respectively. See the non-GAAP reconciliation at the end of this document for further information.

BALANCE SHEET

Total assets were $2.78 billion at June 30, 2026, decreasing $29 million, or 1%, from March 31, 2026.

•
Short-term investments fell by $22 million to $51 million as excess cash was invested into longer term securities and used to pay down wholesale borrowings.
•
Total investment securities grew by $19 million from March 31, to $328 million.
•
Total loans decreased by $24 million, or 1%, to $2.26 billion, due primarily to a reduction in outstanding commercial loans.
o
Loan exposure related to non-medical office space at June 30, 2026 was $93.4 million or 4.1% of gross loans. When excluding owner-occupied, total non-medical office exposure was $75.1 million.

•
Deposits grew by $7 million, or 0.3%, to $2.15 billion, due primarily to higher money market account balances.
•
Federal Home Loan Bank advances decreased $45 million to $160 million.
•
Total stockholders’ equity increased $6 million, or 2%, to $390 million, primarily due to retained earnings. Stockholders' equity to total assets was 14.0% at quarter-end.
o
Tangible stockholders' equity to tangible assets (non-GAAP) was 13.6%.

REVENUE

Total net revenue increased to $29.9 million in the second quarter of 2026, an increase of $1.6 million, or 6%, compared to the prior quarter.

•
Second quarter 2026 net interest income was unchanged from the prior quarter. The net interest margin improved by 3 basis points to 3.64%.
o
The yield on earning assets remained steady at 5.05%. Loan income was negatively impacted by $195 thousand from loan accrual reversals.
o
The cost of interest-bearing liabilities decreased 4 basis points to 1.89% as a result of the reduction in higher cost borrowings.
•
Non-interest income increased $1.6 million to $5.9 million from the prior quarter.
o
Customer service fees increased $419 thousand to $1.3 million, primarily from increases in HSA fees during the quarter.
o
Payment processing income increased $683 thousand to $2.6 million. This included approximately $230 thousand in one-time fees from a contract termination as well as the benefit of higher business volumes.
o
Other income increased $377 thousand from the first quarter as a result of a $110 thousand increase in run rate BOLI income as well as a $144 thousand increase in the valuation on the market value of our RABBI Trust investments.

NON-INTEREST EXPENSE

•
Total non-interest expense increased $509 thousand, or 3%, to $19.5 million in the second quarter of 2026.
o
Salaries and benefits decreased by $237 thousand due to seasonal factors.
o
Occupancy and equipment costs were lower in the second quarter by $388 thousand due to lower seasonal costs, primarily snow removal.
o
Professional fees increased $408 thousand from the previous quarter due to loan workout costs and consulting costs associated with the Company’s efficiency initiative.
o
Marketing and promotions increased $218 thousand as a result of timing on specific promotions and investments in business development.
o
Other general and administrative expenses increased by $355 thousand over the previous quarter, with the largest contributing factor being a periodic review fee associated with the payments business.

INCOME TAXES

Income tax expense increased $112 thousand to $2.3 million in the second quarter of 2026 compared to the prior quarter.

•
The effective income tax rate decreased to 24% from 27% for these periods, primarily due to the BOLI investment that occurred at the end of the first quarter.

ASSET QUALITY

The period-end allowance for credit losses was $23.9 million in the second quarter of 2026 compared to $22.8 million at the prior quarter-end. The ratio of the allowance to total loans increased to 1.06% from 1.00% for these dates.

•
Provision expense for credit losses decreased $197 thousand to $892 thousand.
•
The Company recorded a benefit to the allowance of $420 thousand for net recoveries in the second quarter, compared to net charge-offs of $116 thousand recorded in the prior quarter.
•
Non-accruing loans were $16.9 million, or 0.75% of total loans, at period-end, compared to $13.6 million, or 0.60% of total loans, at the prior quarter-end, primarily due to an increase in non-accruing commercial & industrial loans.

ABOUT AVIDIA BANCORP, INC.

Avidia Bancorp, Inc. is the bank holding company of Avidia Bank. Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided at the end of this document. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s operating results for any particular quarter or year. The Company’s non-GAAP operating earnings information is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this document as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

FORWARD-LOOKING STATEMENTS
Statements contained in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other similar expressions which do not relate to historical matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance. You should not place undue reliance on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Our actual results could differ materially from those presented in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions nationwide and in our local markets, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation; conditions in the capital and debt markets; reductions in net interest income resulting from interest rate volatility and changes in the balances and mix of our loans and deposits; changes in market interest rates and real estate values; decreases in the value of securities and other assets or in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents; fraud; natural disasters; the risk that we may be unsuccessful in implementing our business strategy; and the other risks and uncertainties disclosed in Avidia Bancorp, Inc.’s Annual Report or Form 10-K, and updated by our Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and we do not undertake any obligation to update or revise any of them to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation.

Avidia Bancorp, Inc.
Selected Consolidated Financial Highlights (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025
Earnings Data:
Net interest income	$23,964	$23,982	$20,618
Total non-interest income	5,902	4,286	5,246
Total net revenue	29,866	28,268	25,864
Total non-interest expense	19,501	18,992	19,763
Provision for credit losses	892	1,089	1,071
Income before income tax expense	9,473	8,187	5,030
Net income	7,170	5,996	3,872

Per-Share Data:
Earnings per share, basic	$0.39	$0.32	N/A
Earnings per share, diluted	0.39	0.32	N/A
Book value per share	19.40	19.10	N/A
Tangible book value per share (non-GAAP)(1)	18.81	18.51	N/A

Performance Ratios:
Return on average assets (annualized)	1.04%	0.86%	0.57%
Return on average equity (annualized)	7.43	6.36	8.20
Return on average tangible common equity (non-GAAP)(1)	7.76	6.57	8.88
Net interest margin(2)	3.64	3.61	3.19
Interest rate spread (3)	3.16	3.12	2.76
Yield on loans	5.32	5.37	5.20
Cost of deposits	1.32	1.31	1.36
Noninterest income as a percentage of average assets	0.86	0.62	0.77
Noninterest expense as a percentage of average assets	2.83	2.74	2.91
Efficiency ratio(4)	65.29	67.19	76.41
Total loans as a percentage of total deposits	104.97	106.45	92.15
Average interest-earning assets as a percentage of average interest-bearing liabilities	134.37	133.43	124.77

Balance Sheet, (end of period):
Total assets	$2,780,104	$2,807,417	$2,957,908
Total earning assets	2,647,488	2,677,277	2,827,019
Total loans	2,260,543	2,284,555	2,248,021
Total deposits	2,153,608	2,146,160	2,443,106
Total stockholders' equity	389,536	383,521	191,426

Asset Quality:
Allowance for credit losses	$23,926	$22,761	$23,425
Allowance for credit losses as a percentage of total loans	1.06%	1.00%	1.04%
Allowance for credit losses as a percentage of nonperforming loans	141.46	167.02	207.37
Allowance for credit losses as a percentage of nonaccrual loans	141.46	167.02	207.37
Non-accrual loans as a percentage of total loans	0.75	0.60	0.50
Net loan recoveries (charge-offs) as a percentage of average loans (annualized)	0.07	(0.02)	0.01
Total nonaccruing assets as a percentage of total assets	0.61	0.49	0.38
Total nonperforming assets as a percentage of total assets	0.61	0.49	0.38

Capital Ratios:
Total stockholders' equity as a percentage of total assets	14.01%	13.66%	6.47%
Tangible stockholders' equity as a percentage of tangible assets (non-GAAP)(1)	13.64	13.29	6.09
Total capital as a percentage of risk-weighted assets (5)	20.11	19.75	11.57
Common equity tier 1 capital as a percentage of risk-weighted assets (5)	17.72	17.42	9.14
Tier 1 capital as a percentage of average assets (5)	14.19	13.74	7.24

(1) Reconciliation of non-GAAP financial measures appears on page 12.
(2) Represents net interest income as a percentage of average interest-earning assets.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4) Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(5) Presented as projected for June 30, 2026 and actual for the remaining dates.

Avidia Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	As of			June 30, 2026 Change From
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025
Assets

Cash and due from banks	$19,171	$19,231	$24,667	$(60)	(0.3)%	$(5,496)	(22.3)%
Short-term investments	51,303	73,793	283,919	(22,490)	(30.5)	(232,616)	(81.9)
Total cash and cash equivalents	70,474	93,024	308,586	(22,550)	(24.2)	(238,112)	(77.2)

Securities available for sale, at fair value	315,091	295,924	266,249	19,167	6.5	48,842	18.3
Securities held to maturity, at amortized cost	12,500	13,000	16,747	(500)	(3.8)	(4,247)	(25.4)
Total securities	327,591	308,924	282,996	18,667	6.0	44,595	15.8

Federal Home Loan Bank stock, at cost	8,051	9,817	12,083	(1,766)	(18.0)	(4,032)	(33.4)

Loans held for sale	-	188	-	(188)	(100.0)	-	-

Total loans	2,260,543	2,284,555	2,248,021	(24,012)	(1.1)	12,522	0.6
Less: Allowance for credit losses	(23,926)	(22,761)	(23,425)	(1,165)	5.1	(501)	2.1
Net loans	2,236,617	2,261,794	2,224,596	(25,177)	(1.1)	12,021	0.5

Premises and equipment, net	29,153	29,029	29,098	124	0.4	55	0.2
Bank-owned life insurance	47,309	46,929	36,093	380	0.8	11,216	31.1
Accrued interest receivable	8,700	8,683	8,922	17	0.2	(222)	(2.5)
Net deferred tax asset	12,842	10,584	11,323	2,258	21.3	1,519	13.4
Goodwill	11,936	11,936	11,936	-	-	-	-
Mortgage servicing rights	3,168	3,086	3,253	82	2.7	(85)	(2.6)
Other assets	24,263	23,423	29,022	840	3.6	(4,759)	(16.4)
Total assets	$2,780,104	$2,807,417	$2,957,908	$(27,313)	(1.0)%	$(177,804)	(6.0)%

Liabilities
Deposits	$2,153,608	$2,146,160	$2,443,106	$7,448	0.3%	$(289,498)	(11.8)%
Federal Home Loan Bank advances	160,000	205,000	260,000	(45,000)	(22.0)	(100,000)	(38.5)
Subordinated debt	27,877	27,852	27,738	25	0.1	139	0.5
Accrued expenses and other liabilities	49,083	44,884	35,638	4,199	9.4	13,445	37.7
Total liabilities	$2,390,568	$2,423,896	$2,766,482	$(33,328)	(1.4)%	$(375,914)	(13.6)%

Stockholders' equity:
Common Stock	$201	$201	$-	$-	0.0%	$201	-%
Additional paid-in capital	195,228	195,057	-	171	0.1	195,228	-
Unallocated ESOP common stock	(14,857)	(15,057)	-	200	(1.3)	(14,857)	-
Retained earnings	223,138	216,973	207,555	6,165	2.8	15,583	7.5
Accumulated other comprehensive loss	(14,174)	(13,653)	(16,129)	(521)	3.8	1,955	(12.1)
Total stockholders' equity	$389,536	$383,521	$191,426	$6,015	1.6%	$198,110	103.5%

Total liabilities and stockholders' equity	$2,780,104	$2,807,417	$2,957,908	$(27,313)	(1.0)%	$(177,804)	(6.0)%

Avidia Bancorp, Inc.
Consolidated Loan and Deposit Analysis (Unaudited)

Loan Analysis

	As of			June 30, 2026 Change From
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025
Real estate loans
One to four family residential	$517,975	$513,146	$514,108	$4,829	0.9%	$3,867	0.8%
Home equity and second mortgages	82,886	83,371	74,439	(485)	(0.6)	8,447	11.3
Commercial real estate	540,209	537,752	512,509	2,457	0.5	27,700	5.4
Commercial real estate multifamily	103,477	104,253	91,845	(776)	(0.7)	11,632	12.7
Construction & land	45,928	47,467	48,900	(1,539)	(3.2)	(2,972)	(6.1)
Total real estate loans	1,290,475	1,285,989	1,241,801	4,486	0.3	48,674	3.9
Commercial loans
Condominium associations	494,331	497,503	496,161	(3,172)	(0.6)	(1,830)	(0.4)
Commercial & industrial	469,491	494,514	502,434	(25,023)	(5.1)	(32,943)	(6.6)
PPP loans	—	—	68	—	—	(68)	(100.0)
Total commercial loans	963,822	992,017	998,663	(28,195)	(2.8)	(34,841)	(3.5)
Consumer loans
Consumer	3,082	3,456	4,543	(374)	(10.8)	(1,461)	(32.2)
Total consumer loans	3,082	3,456	4,543	(374)	(10.8)	(1,461)	(32.2)
Total loans	2,257,379	2,281,462	2,245,007	(24,083)	(1.1)	12,372	0.6
Allowance for credit losses	(23,926)	(22,761)	(23,425)	(1,165)	5.1	(501)	2.1
Net deferred loan costs	3,164	3,093	3,014	71	2.3	150	5.0
Loans, net	$2,236,617	$2,261,794	$2,224,596	$(25,177)	(1.1)	$12,021	0.5%

Deposit Analysis

	As of			June 30, 2026 Change From
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025
Noninterest-bearing demand	$369,282	$388,527	$340,904	$(19,245)	(5.0)%	$28,378	8.3%
NOW	753,470	733,674	1,082,505	19,796	2.7	(329,035)	(30.4)
Money market	279,529	262,773	269,275	16,757	6.4	10,254	3.8
Savings	432,310	435,332	411,990	(3,022)	(0.7)	20,320	4.9
Certificates of deposits	319,017	325,855	338,432	(6,838)	(2.1)	(19,415)	(5.7)
Total deposits	$2,153,608	$2,146,160	$2,443,106	$7,448	0.3%	$(289,498)	(11.8)%

Avidia Bancorp, Inc.
Consolidated Statements of Operations QTD (Unaudited)

				Three Months Ended June 30, 2026 Change
	Three Months Ended			From Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026		June 30, 2025
Interest and dividend income
Loans, including fees	$29,961	$30,313	$28,883	$(352)	(1.2)%	$1,078	3.7%
Securities	2,877	2,544	2,555	333	13.1	322	12.6
Other	400	742	421	(342)	(46.1)	(21)	(5.0)
Total interest and dividend income	33,238	33,599	31,859	(361)	(1.1)	1,379	4.3

Interest expense
Deposits	6,992	6,884	7,242	108	1.6	(250)	(3.5)
Federal Home Loan Bank advances	1,930	2,381	3,647	(451)	(18.9)	(1,717)	(47.1)
Subordinated debt	352	352	352	-	0.0	-	0.0
Total interest expense	9,274	9,617	11,241	(343)	(3.6)	(1,967)	(17.5)

Net interest income	23,964	23,982	20,618	(18)	(0.1)	3,346	16.2
Provision expense for credit losses - loans	745	859	1,523	(114)	(13.3)	(778)	(51.1)
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	147	230	(452)	(83)	(36.1)	599	132.5
Total provision expense for credit losses	892	1,089	1,071	(197)	(18.1)	(179)	(16.7)
Net interest income, after provision expense for credit losses	23,072	22,893	19,547	179	0.8	3,525	18.0

Non-interest income:
Customer service fees	1,338	919	884	419	45.6	454	51.4
Net loss on sale of securities available for sale	-	-	(78)	-	100.0	78	100.0
Payment processing income	2,592	1,909	2,079	683	35.8	513	24.7
Income on bank-owned life insurance	379	269	289	110	40.9	90	31.1
Mortgage banking income	287	263	162	24	9.1	125	77.2
Investment commissions	359	356	312	3	0.8	47	15.1
Other	947	570	1,598	377	66.1	(651)	(40.7)
Total non-interest income	5,902	4,286	5,246	1,616	37.7	656	12.5

Non-interest expense:
Salaries and employee benefits	9,963	10,200	8,909	(237)	(2.3)	1,054	11.8
Occupancy and equipment	1,440	1,828	2,042	(388)	(21.2)	(602)	(29.5)
Data processing	3,042	2,890	2,994	152	5.3	48	1.6
Professional fees	1,516	1,108	1,088	408	36.8	428	39.3
Payment processing	452	367	932	85	23.2	(480)	(51.5)
Deposit insurance	302	343	780	(41)	(12.0)	(478)	(61.3)
Marketing and promotions	424	206	310	218	105.8	114	36.8
Telecommunications	75	99	96	(24)	(24.2)	(21)	(21.9)
Problem loan and foreclosed real estate, net	179	198	194	(19)	(9.6)	(15)	(7.7)
Other general and administrative	2,108	1,753	2,418	355	20.3	(310)	(12.8)
Total non-interest expense	19,501	18,992	19,763	509	2.7	(262)	(1.3)

Income before income tax expense	9,473	8,187	5,030	1,286	15.7	4,443	88.3
Income tax expense	2,303	2,191	1,158	112	5.1	1,145	98.9
Net income	$7,170	$5,996	$3,872	$1,174	19.6%	$3,298	85.2%

Share data:
Weighted average common shares outstanding, basic	18,577	18,557	N/A	20	0.1%	N/A	N/A
Weighted average common shares outstanding, diluted	18,577	18,557	N/A	20	0.1	N/A	N/A
Earnings per share, basic	$0.39	$0.32	N/A	$0.07	21.9	N/A	N/A
Earnings per share, diluted	$0.39	$0.32	N/A	$0.07	21.9	N/A	N/A

Avidia Bancorp, Inc.
Consolidated Statements of Operations YTD (Unaudited)

	Six Months Ended		Six Months Ended June 30, 2026 Change
(Dollars in thousands, except per share data)	June 30, 2026	June 30, 2025	From Six Months Ended June 30, 2025
Interest and dividend income:
Loans, including fees	$60,275	$57,067	$3,208	5.6%
Securities	5,421	5,206	215	4.1
Other	1,142	636	506	79.6
Total interest and dividend income	66,838	62,909	3,929	6.2

Interest expense:
Deposits	13,877	14,973	(1,096)	(7.3)
Federal Home Loan Bank advances	4,311	7,439	(3,128)	(42.0)
Subordinated debt	704	667	37	5.5
Total interest expense	18,892	23,079	(4,187)	(18.1)

Net interest income:	47,946	39,830	8,116	20.4
Provision expense for credit losses - loans	1,604	18,828	(17,224)	(91.5)
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	376	(141)	517	366.7
Total provision expense for credit losses	1,980	18,687	(16,707)	(89)
Net interest income, after provision expense for credit losses	45,966	21,143	24,823	117.4

Non-interest income:
Customer service fees	2,256	1,785	471	26.4
Net (loss) on sale of securities available for sale	-	(619)	619	100.0
Net write down on premises and equipment no longer in use	-	(356)	356	100.0
Payment processing income	4,501	4,271	230	5.4
Income on bank-owned life insurance	648	568	80	14.1
Mortgage banking income	550	178	372	209.0
Investment commissions	715	662	53	-
Other	1,518	2,485	(967)	(38.9)
Total non-interest income	10,188	8,974	1,214	13.5

Non-interest expense:
Salaries and employee benefits	20,163	20,475	(312)	(1.5)
Occupancy and equipment	3,267	4,060	(793)	(19.5)
Data processing	5,933	6,372	(439)	(6.9)
Professional fees	2,624	1,749	875	50.0
Payment processing	819	1,975	(1,156)	(58.5)
Deposit insurance	645	1,412	(767)	(54.3)
Advertising	630	575	55	9.6
Telecommunications	175	188	(13)	(6.9)
Problem loan and foreclosed real estate, net	377	306	71	23.2
Other general and administrative	3,862	4,484	(622)	(13.9)
Total non-interest expense	38,495	41,596	(3,101)	(7.5)

Income (loss) before income tax expense	17,659	(11,479)	29,138	253.8
Income tax expense (benefit)	4,494	(3,764)	8,258	219.4
Net income (loss)	$13,165	$(7,715)	$20,880	270.6%

Share data:
Weighted average common shares outstanding, basic	18,567	N/A	N/A	N/A
Weighted average common shares outstanding, diluted	18,567	N/A	N/A	N/A
Earnings per share, basic	$0.71	N/A	N/A	N/A
Earnings per share, diluted	$0.71	N/A	N/A	N/A

Avidia Bancorp, Inc.
Average Balances and Average Yields And Costs (Unaudited)

	For the Quarters Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
Interest-earning assets:
Short-term investments	$56,531	$400	2.84%	$111,776	$742	2.69%	$67,357	$421	2.51%
Securities	323,536	2,877	3.57	297,095	2,544	3.47	296,321	2,555	3.46
Loans	2,258,865	29,961	5.32	2,288,117	30,313	5.37	2,229,893	28,883	5.20
Total interest-earning assets	2,638,932	33,238	5.05	2,696,988	33,599	5.05	2,593,571	31,859	4.93
Noninterest-earning assets	125,864			115,557			122,176
Total assets	$2,764,796			$2,812,545			$2,715,747

Interest-bearing liabilities:
NOW accounts	$736,036	$1,042	0.57%	$742,711	$993	0.54%	$697,452	$700	0.40%
Money market accounts	270,030	860	1.28	260,035	776	1.21	270,969	848	1.26
Regular and other savings accounts	432,822	2,280	2.11	434,329	2,279	2.13	401,215	2,278	2.28
Certificates of deposit	320,871	2,810	3.51	324,646	2,836	3.54	347,419	3,416	3.94
Total interest-bearing deposits	1,759,759	6,992	1.59	1,761,721	6,884	1.58	1,717,055	7,242	1.69
FHLB advances and other borrowings (1)	176,351	1,930	4.39	231,724	2,381	4.17	333,834	3,647	4.38
Subordinated debt	27,857	352	5.07	27,828	352	5.13	27,782	352	5.08
Total interest-bearing liabilities	1,963,967	9,274	1.89	2,021,273	9,617	1.93	2,078,671	11,241	2.17
Noninterest-bearing demand deposits	372,187			369,871			415,035
Other noninterest-bearing liabilities	41,761			39,196			33,242
Total liabilities	2,377,915			2,430,340			2,526,948
Total stockholders' equity	386,881			382,205			188,799
Total liabilities and capital	$2,764,796			$2,812,545			$2,715,747

Net interest income		$23,964			$23,982			$20,618
Net interest rate spread (2)			3.16%			3.12%			2.76%
Net interest-earning assets (3)	$674,965			$675,715			$514,900
Total deposits	2,131,946			2,131,592
Net interest margin (4)			3.64%			3.61%			3.19%
Cost of deposits			1.32%			1.31%			1.36%
Average interest-earning assets to interest-bearing liabilities			134.37%			133.43%			124.77%

(1) Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Avidia Bancorp, Inc.
Asset Quality Data (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Nonperforming Assets
Nonaccrual loans:
Residential	$320	$977	$255
Commercial real estate	5,952	6,041	-
Construction	-	-	8,930
Commercial	10,642	6,610	2,111
Total nonaccrual loans	$16,914	$13,628	$11,296
Other real estate owned	-	-	-
Total nonperforming assets	$16,914	$13,628	$11,296

Total nonaccrual loans to total loans	0.75%	0.60%	0.50%
Total nonperforming assets to total loans	0.75	0.60	0.50

Allowance for Credit Losses
Allowance for credit losses, beginning of period	$22,761	$22,018	$21,849
Charged-off loans	(75)	(221)	(18)
Recoveries on charged-off loans	495	105	71
Net loan recoveries (charge-offs)	420	(116)	53
Provision expense for credit losses	745	859	1,523
Allowance for credit losses, end of period	$23,926	$22,761	$23,425

Allowance for credit losses to total loans	1.06%	1.00%	1.04%
Allowance for credit losses to nonaccrual loans	141.46	167.02	207.37
Allowance for credit losses to nonperforming loans	141.46	167.02	207.37

Net loan recoveries (charge-offs)
Residential	$1	$1	$1
Commercial real estate	-	-	25
Construction	479	75	-
Commercial	(67)	(154)	20
Consumer	7	(38)	7
Total net loan recoveries (charge-offs)	$420	$(116)	$53

Net loan recoveries (charge-offs) to average loans (annualized)	0.07%	(0.02)%	0.01%

Avidia Bancorp, Inc.
Non-GAAP Reconciliation (Unaudited)

	As of
(Dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025
Tangible stockholders' equity:
Total stockholders' equity (GAAP)	$389,536	$383,521	$191,426
Less: Goodwill	11,936	11,936	11,936
Tangible stockholders' equity (non-GAAP)	$377,600	$371,585	$179,490

Tangible assets:
Total assets (GAAP)	$2,780,104	$2,807,417	$2,957,908
Less: Goodwill	11,936	11,936	11,936
Tangible assets (non-GAAP)	$2,768,168	$2,795,481	$2,945,972

Average tangible stockholders' equity:
Average total stockholders' equity (GAAP)	$386,881	$382,205	$188,799
Less: Average goodwill	11,936	11,936	11,936
Average tangible stockholders' equity (non-GAAP)	$374,945	$370,269	$176,863

Stockholders' equity to assets (GAAP)	14.01%	13.66%	6.47%
Tangible stockholders' equity to tangible assets (non-GAAP)	13.64%	13.29%	6.09%
Return on average equity (GAAP)	7.43%	6.36%	8.20%
Return on average tangible common equity (non-GAAP)	7.76%	6.57%	8.88%

Common shares outstanding, including unallocated ESOP shares	20,076	20,076	N/A

Book value per common share (GAAP)	$19.40	$19.10	N/A
Tangible book value per common share (non-GAAP)	$18.81	$18.51	N/A